SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 8, 2003

                           COMMUNITY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of Incorporation)

                                    000-16461
                              (Commission File No.)

                                   63-0868361
                             (IRS Employer I.D. No.)

                                68149 Main Street
                           Blountsville, Alabama 35031
               (Address of Principal Executive Office) (Zip code)

        Registrant's telephone number, including area code: 205-429-1000

Item 9. Regulation FD Disclosure

The Registrant hereby furnishes as Regulation F-D Disclosure the press release attached hereto as Exhibit 99.1 .

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, in the city of Blountsville, State of Alabama.


                                                      COMMUNITY BANCSHARES, INC.
                                                     ---------------------------
                                                             (Registrant)


Date:  February 13, 2003                    /s/ Kerri C. Kinney
    -----------------------              ---------------------------------------
                                      BY:  Patrick M. Frawley
                                      ITS: Chief Financial Officer

                                                                    Exhibit 99.1

                                  PRESS RELEASE

For Immediate Release                                     Contact: Giles Perkins
                                                                    205-870-8680


                Community Bank Announces Management/Board Changes

Blountsville, Alabama, February 8, 2003 - The Board of Directors of Community Bank announced today the following management/directorate changes which are effective immediately: Kennon R. Patterson, Sr. and Kennon R. Patterson, Jr. will no longer serve on the Board of Directors of Community Bank.

Stacey Mann, a 20 year Bank employee, has been named Acting President of Community Bank. Pat Frawley, who was recently named CEO, said, "Stacey has extensive experience in virtually every area of the Bank's operations. He brings vast knowledge of the Bank's products, services, and customers and will provide solid leadership. Stacey has my total confidence, as well as that of the rest of the Board. I look forward to his counsel and assistance as we transition."



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Community  Bank operates 20 banking  offices in 17  communities in North Alabama and West-Central Alabama. In addition, the Company operates 12 finance company offices, an insurance subsidiary, and an appraisal company. Total assets for the Company were $565 million as of December 31, 2002.